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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):   September 1, 1998
                                                         -----------------

                                   CORE, INC.
             (Exact name of registrant as specified in its charter)

                      Commission file number    0-19600
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           MASSACHUSETTS                                 04-2828817
   ----------------------------                ----------------------------
   (State or other jurisdiction                        (IRS employer
         of incorporation)                           identification no.)



      18881 Von Karman Avenue, Suite 1750, Irvine, California          92612
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             (Address of Principal Executive Offices)                (Zip Code)

        Registrant's telephone number, including area code:  (949) 442-2100
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 1, 1998, CORE, INC., a Massachusetts corporation ("CORE"), acquired all shares of stock of Disability Reinsurance Management Services, Inc. ("DRMS"), a Delaware corporation, based in Portland, Maine, pursuant to a Capital Stock Purchase Agreement dated as of August 31, 1998 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, all of the shares of stock of DRMS were acquired in exchange for the cash payment of $20 million, the issuance of 480,000 shares of CORE common stock and the future issuance of up to an additional $7 million of CORE common stock after September 30, 2001, based on the future performance of DRMS. The cash purchase price was mostly funded through a $17 million Credit Agreement entered into with Fleet National Bank, with the balance of $3 million paid from CORE's liquid assets.
 The purchase price is subject to certain adjustments as set forth in the Purchase Agreement and was the result of arms' length negotiations between CORE and the stockholders of DRMS.

Prior to the consummation of this transaction, there was no material relationship between DRMS or their stockholders and officers, James T. Fallon, Lisa O. Hansen, Michael D. Lachance, David C. Mitchell and David K. Rich (the "DRMS Stockholders"), and CORE or any of CORE's affiliates, directors or officers, or any associate of any such director or officer.

DRMS will continue as a full service reinsurance intermediary manager providing marketing, underwriting advice, claims, actuarial and compliance services to its insurance company clients and risk management expertise for reinsurers in a reinsurance facility.

In connection with CORE's acquisition of DRMS, CORE also entered into a Registration Rights Agreement and employment agreements with the DRMS Stockholders.

In connection with CORE's execution of the Credit Agreement, dated as of August 31, 1998, with Fleet National Bank, CORE issued warrants for the purchase of 156,322 shares of CORE common stock. CORE also entered into a Registration Rights Agreement, dated as of August 31, 1998, with Fleet National Bank.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               As of the date of filing of this Form 8-K, the financial statements of Disability Reinsurance Management Services, Inc. that are required by this Item are unavailable. The Registrant will file such financial statements as soon as they are available, but in no event later than November 13, 1998.

          (b)  PRO FORMA FINANCIAL INFORMATION.

               As of the date of filing of this Form 8-K, the Registrant has found it impracticable to complete the preparation of the pro forma financial information required by this Item. The Registrant will file such required pro forma financial information as soon as it is available, but in no event later November 13, 1998.

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          (c)  EXHIBITS.

Exhibit
Number    Description
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2.1       Capital Stock Purchase Agreement, dated as of August 31, 1998, by and among CORE, INC., Disability Reinsurance Management Services, Inc., and the Stockholders of Disability Reinsurance Management Services, Inc., including Exhibit A-1 (excluding other Exhibits and Schedules).

4.1 Warrant Agreement, dated as of August 31, 1998, between CORE, INC. and Fleet National Bank (excluding Exhibits).

10.1 Credit Agreement, dated as of August 31, 1998, between CORE, INC. and Fleet National Bank, including Exhibit A (excluding Schedules and other Exhibits).

10.2 Registration Rights Agreement, dated as of August 31, 1998, between CORE, INC. and James T. Fallon, Lisa O. Hansen, Michael D. Lachance, David C. Mitchell and David K. Rich.

10.3 Registration Rights Agreement, dated as of August 31, 1998, between CORE, INC. and Fleet National Bank.

10.4 Employment Agreement by and between DRMS and James T. Fallon (excluding Attachments).

10.5 Employment Agreement by and between DRMS and Lisa O. Hansen (excluding Attachments).

10.6 Employment Agreement by and between DRMS and Michael D. Lachance (excluding Attachments).

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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       CORE, INC.

Date: September 16, 1998               By: /s/ William E. Nixon
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                                           William E. Nixon
                                           Chief Financial Officer, Executive
                                               Vice President and Treasurer